                                                                    Exhibit 99.1


                                                                   PRESS RELEASE

                                                                        CONTACT:
                                        DANIEL B. PLATT, CHIEF FINANCIAL OFFICER
                                                               TEL: 619-652-4700
                                                               FAX: 619-652-4711
                                                                dbplatt@bpac.com

    BURNHAM PACIFIC CLOSES ON THE SALE OF EIGHT PROPERTIES TO A JOINT VENTURE

SAN DIEGO, CA, December 20, 2001 --Burnham Pacific Properties, Inc. (NYSE:BPP) today announced that it has closed on the sale of eight properties to a joint venture led by affiliates of PO'B Montgomery & Company and Apollo Real Estate Advisors (pursuant to their joint venture known as Pacific Retail, L.P.) for an aggregate purchase price of approximately $91.8 million in cash. This sale represents the first eight properties of a portfolio of fifteen properties targeted for sale under a previously announced Purchase and Sale Agreement, as amended, with Pacific Retail, L.P., with the remaining seven properties having an aggregate purchase price of approximately $57.7 million. The eight properties total approximately 781,000 square feet of gross leaseable area and include Cruces Norte in Las Cruces, New Mexico; Silver Plaza in Silver City, New Mexico; Park Manor in Bellingham, Washington; Farmington Village in Aloha, Oregon; Greentree Plaza in Everett, Washington; Fremont Hub in Fremont, California; Plaza De Monterey in Palm Desert, California; and Mission Plaza in Cathedral City, California. The sale of the remaining seven properties will close if and when the necessary applicable ground lessor and lender approvals are received.

         In addition, the Company announced that it had closed on the sale of its 25% ownership interest in the Ladera shopping center in Los Angeles, California, for approximately $2.0 million in cash.

         Burnham Pacific Properties, Inc. is a real estate investment trust
(REIT) that focuses on retail real estate. More information on Burnham may be obtained by visiting the Company's web site at www.burnhampacific.com.

         Wachovia Securities served as financial advisor and placement agent for the joint venture led by affiliates of PO'B Montgomery & Company and Apollo Real Estate Advisors. P.O'B. Montgomery & Company, based in Dallas, Texas, is an owner, operator and developer of neighborhood and community shopping centers, currently owning and operating approximately 2.5 million square feet of shopping centers. Apollo Real Estate Advisors is a real estate investment firm with extensive experience in all facets of real estate ownership, development and management. Since its inception in 1993, Apollo through its real estate investment funds has invested over $3.7 billion of equity in over 190 transaction with an aggregate purchase price of $9.5 billion. P. O'B. Montgomery and Apollo currently jointly own and operate 18 shopping centers.

                                                                         MORE...

BPP CLOSES ON SALE OF 8 CENTERS - PAGE TWO

         This news release contains forward-looking statements that predict or indicate future events or trends or that do not relate to historical matters. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the following: we may be unable to consummate the sale transactions described herein with respect to some or all of the subject properties or the closing may be materially delayed; we may be unsuccessful in implementing our liquidation strategy; we may not be able to complete the liquidation in a timely manner or realize proceeds from the sales of assets in amounts that will enable us to provide currently anticipated liquidating distributions to our stockholders; and occupancy rates and market rents may be adversely affected by economic and market conditions which are beyond our control, including imbalances in supply and demand for retail shopping center space and the financial condition of our tenants.

         You should also read the risk factors that are discussed in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors that were disclosed in our Form 10-K that was filed with the SEC on April 3, 2001. You should be aware that the risk factors contained in that Form 10-K may not be exhaustive. Therefore, we recommend that you read the information in that Form 10-K together with other reports and documents that we file with the SEC from time to time, including our Forms 10-K, 10-Q and 8-K and Proxy Statements, which may supplement, modify, supersede or update those risk factors.


                                                                         MORE...

                                                                   PRESS RELEASE

                                                                        CONTACT:
                                        DANIEL B. PLATT, CHIEF FINANCIAL OFFICER
                                                               TEL: 619-652-4700
                                                               FAX: 619-652-4711
                                                                dbplatt@bpac.com

                     BURNHAM PACIFIC ANNOUNCES DISTRIBUTION

         SAN DIEGO, CA, December 20, 2001 - As a result of the recently announced closing of eight properties to a joint venture led by affiliates of PO'B Montgomery & Company and Apollo Real Estate Advisors, Burnham Pacific Properties, Inc. (NYSE:BPP) today announced it will make a liquidating distribution of $1.25 per share to its common stockholders.

         The distribution will be payable January 8, 2002 to stockholders of record as of the close of business on December 31, 2001. In addition to the liquidating distribution, proceeds from the sale of the eight properties will be used to reduce outstanding indebtedness and to satisfy other obligations.

         Burnham Pacific Properties, Inc. is a real estate investment trust
(REIT) that focuses on retail real estate. More information on Burnham may be obtained by visiting the Company's web site at www.burnhampacific.com.

                                    -- End --